UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/27/2009

Law Enforcement Associates Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49907

Nevada	56-2267438
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2609 Discovery Drive, Suite 125, Raleigh, NC 27616
(Address of principal executive offices, including zip code)

(919) 872-6210
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting on August 27, 2009, the Board of Directors (the "Board") of Law Enforcement Associates Corporation (the "Company") removed Paul Feldman as President and CEO of the Company. Mr. Feldman remains as a director.

Concurrently, the Board elected Alan Terry as the Company's new interim President and Chief Executive Officer. He was also elected as Treasurer. Paul Briggs, Chief Financial Officer and Principal Accounting Officer, will continue in those positions.

Mr. Terry received his Masters in Business Administration from the Wharton School at the University of Pennsylvania in 1986. Prior to attending Wharton, Mr. Terry graduated from Drake University and was employed by Ernst & Whinney, a major public accounting firm. Mr. Terry has held senior positions with The May Department Stores Company and Caldor, Inc. From 1990 until 1996, he was Chief Operating Officer of Lithotripters, Inc., a major provider of lithotripsy services. Following the acquisition of Lithotripters, Inc. by Prime Medical Services in 1996, he served as a Vice President and an executive of that public medical services company until 2000. From 2000 until the present, Mr. Terry has been a principal in various ventures, including two smaller lithotripsy providers, Carolina Lithotripsy and Continental Medical Services, Inc. Mr. Terry, who is 50 years old, will receive a salary of $125,000 per year.

A copy of the press release describing these events is filed as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number                 Description
99.1                 Press Release dated August 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation

Date: August 31, 2009	By:	/s/ Paul Briggs
Paul Briggs
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated August 31, 2009.